EXHIBIT 99.1
Keurig Dr Pepper Reports Q2 Results and Reaffirms Guidance for 2026
Performance Led by U.S. Refreshment Beverages and JDE Peet’s
Company Reaffirms 2026 Constant Currency Net Sales and Adjusted EPS Outlook

Company Continues to Target a Pro-Forma Management Leverage Ratio of 4.1x at Year-End1
FRISCO, TX and BURLINGTON, MA (August 6, 2026) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the second quarter of 2026 and reaffirmed its full year guidance.

	Reported GAAP Basis		Adjusted Basis[1]
	Q2	YTD	Q2	YTD
Net Sales	$7.31 bn	$11.29 bn	$7.31 bn	$11.29 bn
% vs prior year	75.6%	44.7%	74.6%	43.6%
Diluted EPS	$0.04	$0.24	$0.57	$0.97
% vs prior year	(90.0)%	(69.2)%	16.3%	4.3%
Commenting on the performance, CEO Tim Cofer stated, "We delivered another strong quarter of results, with Q2 EPS exceeding our expectations. U.S. Refreshment Beverages generated double-digit top- and bottom-line growth, KDP International sequentially improved as planned, and our combined coffee platform delivered solid performance, with healthy JDE Peet’s results balanced against U.S. Coffee pressures. We also made meaningful progress on our integration and separation work, including capturing initial cost synergies, advancing key organizational readiness milestones, and generating robust free cash flow to support balance sheet deleveraging. At the midpoint of the year, we remain on track to achieve our 2026 financial and transformation commitments while preparing for a successful separation in early 2027.”
Second Quarter Consolidated Results
Net sales for the second quarter increased 75.6% to $7.3 billion and, on a constant currency basis, net sales advanced 74.6%. Excluding the contribution from the JDE Peet’s acquisition, legacy KDP net sales increased 7.3%, driven by favorable net price realization of 4.2% and volume/mix growth of 3.1%.
GAAP operating income decreased 30.1% to $628 million, including an unfavorable year-over-year impact of items affecting comparability. Adjusted operating income increased 42.9% to $1,478 million and totaled 20.2% of net sales. The Adjusted operating income growth was driven by net sales growth, productivity savings, and the JDE Peet’s acquisition, partially offset by the impact of inflationary pressures and higher SG&A expenses, including increased marketing.
GAAP net income attributable to common shareholders decreased 89.0% to $60 million, or $0.04 per diluted share, primarily driven by an unfavorable year-over-year impact of items affecting comparability, including acquisition and integration-related costs. Adjusted net income attributable to common shareholders increased 15.2% to $783 million and Adjusted diluted EPS increased 16.3% to $0.57, driven by the Adjusted operating income increase, partly offset by higher Adjusted interest expense, non-controlling interest, and earnings allocated to preferred investors.
Operating cash flow for the second quarter was $895 million and free cash flow totaled $714 million.
1 Adjusted financial metrics presented in this release are non-GAAP, excluding items affecting comparability. Adjusted growth rates are non-GAAP, excluding items affecting comparability and presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables. The Company does not provide reconciliations of forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material. Reconciling such items would require unreasonable efforts.

Second Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the second quarter increased 10.0% to $2.9 billion, driven by volume/mix growth of 6.5% and favorable net price realization of 3.5%.
GAAP operating income increased 14.9% to $857 million, including a favorable year-over-year impact of items affecting comparability. Adjusted operating income increased 11.9% to $874 million and totaled 29.9% of net sales. Adjusted operating income growth was driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures and higher SG&A expenses.
U.S. Coffee
Net sales for the second quarter decreased 3.2% to $918 million. Volume/mix declined 8.2%, including an unfavorable impact from a reporting shift of Peet’s K-Cup pods into the JDE Peet’s segment as a result of the acquisition. This more than offset favorable net price realization of 5.0%.
GAAP operating income decreased 36.1% to $149 million, including an unfavorable year-over-year impact of items affecting comparability, primarily due to acquisition and integration-related costs. Adjusted operating income decreased 24.7% to $225 million and totaled 24.5% of net sales. The Adjusted operating income decline was primarily due to the impact of inflationary pressures, the volume/mix decline, and increased marketing. These factors were partially offset by net price realization and productivity savings.
JDE Peet’s
Net sales for the second quarter were $2.8 billion. The GAAP operating loss was $62 million, including an unfavorable impact of items affecting comparability, primarily due to acquisition and integration-related costs. Adjusted operating income was $414 million and totaled 14.8% of net sales.
The JDE Peet’s acquisition closed on April 1, and therefore the segment contribution was wholly incremental to the Company on a year-over-year basis.
KDP International
Net sales for the second quarter increased 19.6% to $664 million. On a constant currency basis, net sales increased 12.4%, driven by volume/mix growth of 6.5% and favorable net price realization of 5.9%.
GAAP operating income increased 6.3% to $152 million, including a favorable year-over-year impact from currency translation. Adjusted operating income was $155 million, flat year-over-year, and totaled 23.3% of net sales. Adjusted operating income was driven by net sales growth and productivity savings, offset by cost pressures, including the Mexico beverage tax, and increased marketing.
2026 Guidance
The 2026 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material. Reconciling such items would require unreasonable efforts.
For 2026, KDP expects net sales of $25.9-$26.4 billion and constant currency Adjusted diluted EPS growth in a low-double-digit range. This guidance is comprised of 4-6% constant currency net sales growth and 4-6% constant currency Adjusted diluted EPS growth for KDP’s legacy business, as well as an incremental contribution from the JDE Peet’s acquisition. At current exchange rates, foreign currency translation is forecasted to approximate a one percentage point tailwind to 2026 full year net sales and EPS growth.
The Company expects to end 2026 with a pro-forma management leverage ratio of approximately 4.1x.

Investor Contact:
Investor Relations
T: 888-340-5287 / IR@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com
ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company with more than 150 owned, licensed and partner brands that meet a wide range of needs and occasions. Our North American refreshment beverage business holds leadership positions across carbonated soft drinks, water, juice and mixers with a portfolio of iconic brands such as Dr Pepper®, Canada Dry®, Mott’s®, A&W®, Peñafiel®, GHOST®, 7UP®, Snapple®, Clamato® and Core Hydration®. Our global coffee business spans more than 100 markets and includes the leading Keurig® single‑serve brewing system in the U.S. and Canada, along with powerhouse brands such as Peet’s, L’OR and Jacobs, and other regional coffee leaders. Our more than 50,000 employees aim to enhance the experience of every beverage and coffee occasion while making a positive impact for people, communities and the planet. Learn more at www.keurigdrpepper.com and follow us @KeurigDrPepper on LinkedIn and Instagram.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are "forward-looking statements" within the meaning of applicable securities laws and regulations. These forward-looking statements include those preceded by, followed by or that include the words such as "outlook," "guidance," "anticipate," "enable," "expect," "believe," "could," "confident," "estimate," "feel," "continue," "ongoing," "forecast," "intend," "may," "on track," "plan," "positioned," "potential," "project," "should," "target," "will," "would" and similar words, phrases, or expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. Our actual financial performance could differ materially from the projections in the forward-looking statements due to a variety of factors, including, but not limited to, (i) the inherent uncertainty of estimates, forecasts and projections, (ii) global economic uncertainty or economic downturns, (iii) tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, sanctions, geopolitical disturbances and conflicts, or threats of such actions and related uncertainty, (iv) the risk that our financial performance may be better or worse than anticipated, (v) risks related to the completion of the separation of our beverage and coffee portfolios in the anticipated timeframe or at all, (vi) our incurrence of significant debt or our entry into other funding alternatives, in each case, which funded the acquisition of JDE Peet’s, which may result in dilution to our stockholders or introduce complexity to our capital structure, (vii) additional risks associated with the acquisition of JDE Peet's and those geographies, countries and associated governments where JDE Peet's currently operates, (viii) our ability to successfully integrate JDE Peet's into our business, or that such integration may be more difficult, time-consuming or costly than expected, (ix) constraints on management’s attention to operating and growing our business during the execution of the integration of JDE Peet's and the separation, (x) the potential downgrade of our credit ratings as a result of debt incurred and/or assumed in connection with the acquisition of JDE Peet’s and the separation, (xi) the possibility of negative impacts on business relationships in connection with the acquisition of JDE Peet’s and the separation, (xii) the risk that the separation incurs significant additional costs, (xiii) the risk of potential litigation and regulatory actions, (xiv) risks related to negative effects of the acquisition of JDE Peet’s and the pendency of the separation on our share price and (xv) the ability to achieve the anticipated strategic and financial benefits from the separation. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as "items affecting comparability". Refer to page A-6 for the Company's description of items affecting comparability for each period presented. The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.
Adjusted gross profit. Adjusted gross profit is defined as Net sales less Cost of sales, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted gross profit is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted operating income. Adjusted operating income is defined as Income from operations, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted operating income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted net income. Adjusted net income is defined as Net income, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted net income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted diluted EPS. Adjusted diluted EPS is defined as Diluted EPS, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted diluted EPS is useful for investors in providing period-to-period comparisons of the results of our operations since it adjusts for certain items affecting overall comparability.
Adjusted gross margin. Adjusted gross margin is defined as Adjusted gross profit divided by Net sales. Management believes that Adjusted gross margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted operating margin. Adjusted operating margin is defined as Adjusted Income from operations divided by Net sales. Management believes that Adjusted operating margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted interest expense. Adjusted interest expense is defined as Interest expense, net, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted interest expense is useful for investors in evaluating our performance and establishing expectations for the impacts of interest expenses.
Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability as described on page A-6. EBITDA is defined as Net income as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company's operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Management leverage ratio. Management leverage ratio is defined as KDP's total principal amounts of debt less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that the Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company's ability to meet its financial obligations.
Free cash flow. Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. Management uses this measure to evaluate the company’s performance and make resource allocation decisions.
Financial measures presented on a constant currency basis. Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates. Because our reporting currency is the U.S. Dollar, the value of financial measures presented in U.S. Dollar will be affected by changes in currency exchange rates. Therefore, we present certain financial measures on a constant currency basis for greater comparability.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Second Quarter		First Six Months
(in millions, except per share data)	2026	2025	2026	2025
Net sales	$7,309	$4,163	$11,285	$7,798
Cost of sales	4,243	1,908	6,121	3,558
Gross profit	3,066	2,255	5,164	4,240
Selling, general, and administrative expenses	2,397	1,356	3,739	2,548
Other operating expense (income), net	41	1	41	(7)
Income from operations	628	898	1,384	1,699
Interest expense, net	336	180	617	328
Other (income) expense, net	(13)	—	105	(7)
Income before provision for income taxes	305	718	662	1,378
Provision for income taxes	95	171	182	314
Net income	210	$547	480	$1,064
Less: Net income attributable to non-controlling interests	68	—	68	—
Net income attributable to KDP	142	547	412	1,064
Less: Net income allocated to Preferred Investors	82	—	82	—
Net income attributable to common shareholders	$60	$547	$330	$1,064

Earnings per common share:
Basic	$0.04	$0.40	$0.24	$0.78
Diluted	0.04	0.40	0.24	0.78
Weighted average common shares outstanding:
Basic	1,360.6	1,358.3	1,359.9	1,357.7
Diluted	1,364.5	1,362.8	1,364.2	1,362.6

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(in millions, except share and per share data)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,517	$1,026
Restricted cash and restricted cash equivalents	36	18
Trade accounts receivable, net	2,423	1,671
Inventories	3,857	1,733
Prepaid expenses and other current assets	1,628	818
Total current assets	9,461	5,266
Property, plant, and equipment, net	6,323	3,230
Equity method investments	1,733	1,660
Goodwill	29,760	20,247
Intangible assets, net	38,113	23,725
Deferred tax assets	192	36
Other non-current assets	2,037	1,295
Total assets	$87,619	$55,459
Liabilities, convertible preferred stock, and equity
Current liabilities:
Accounts payable	$6,293	$2,996
Accrued expenses	2,430	1,379
Structured payables	1,018	25
Short-term borrowings and current portion of long-term obligations	8,394	3,105
Other current liabilities	1,604	785
Total current liabilities	19,739	8,290
Long-term obligations	21,586	13,036
Deferred tax liabilities	8,936	5,526
Other non-current liabilities	3,712	3,091
Total liabilities	53,973	29,943
Convertible preferred stock, $0.01 par value, 4,500,000 shares authorized, 4,500,000 and 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively. Liquidation preference of $4,500 million as of June 30, 2026	4,418	—
Stockholders' equity:
Preferred stock, $0.01 par value, 10,500,000 shares authorized, no shares issued as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,360,776,911 and 1,358,663,795 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	14	14
Additional paid-in capital	19,808	19,778
Retained earnings	5,326	5,622
Accumulated other comprehensive (loss) income	(116)	102
Total stockholders' equity	25,032	25,516
Non-controlling interests	4,196	—
Total equity	29,228	25,516
Total liabilities, convertible preferred stock, and equity	$87,619	$55,459

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Six Months
(in millions)	2026	2025
Operating activities:
Net income	$480	$1,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	322	217
Amortization of intangibles	161	68
Amortization of inventory step-up	314	15
Other amortization expense	82	63
Provision for sales returns	67	24
Deferred income taxes	(22)	4
Employee stock-based compensation expense	62	45
Amortization of deferred financing costs	109	6
Loss (gain) on disposal of property, plant, and equipment	10	(6)
Unrealized gain on foreign currency	48	(6)
Unrealized gain on derivatives	(171)	(56)
Settlements of interest rate contracts	70	—
Earnings of equity method investments	(40)	(27)
Earned equity from distribution arrangements	(8)	(10)
Other, net	10	(11)
Changes in assets and liabilities, excluding the effects of business acquisitions:
Trade accounts receivable	50	3
Inventories	133	(431)
Income taxes receivable and payable, net	15	(86)
Other current and non-current assets	(324)	(136)
Accounts payable and accrued expenses	(88)	(93)
Other current and non-current liabilities	(104)	(7)
Net change in operating assets and liabilities	(318)	(750)
Net cash provided by operating activities	1,176	640
Investing activities:
Acquisitions of businesses, net of cash acquired	(16,615)	(111)
Purchases of property, plant, and equipment	(297)	(226)
Proceeds from sales of property, plant, and equipment	19	13
Purchases of intangibles	(4)	(16)
Other, net	(2)	62
Net cash used in investing activities	$(16,899)	$(278)

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Six Months
(in millions)	2026	2025
Financing activities:
Proceeds from issuance of Notes	$6,108	$2,000
Net repayment of commercial paper	(232)	(139)
Proceeds from delayed draw term loan	3,626	—
Repayment of term loan	(405)	(990)
Net proceeds from issuance of convertible preferred stock	4,395	—
Net proceeds from sale of non-controlling interest	3,899	—
Proceeds from structured payables	333	16
Repayments of structured payables	(343)	(26)
Cash dividends paid to common shareholders	(624)	(625)
Cash dividends paid to preferred shareholders	(54)	—
Repurchases of common stock, inclusive of excise tax obligation	—	(9)
Tax withholdings related to net share settlements	(31)	(28)
Payments on finance leases	(77)	(63)
Deferred financing charges paid	(44)	(12)
Other, net	(5)	(4)
Net cash provided by (used in) financing activities	16,546	(409)
Cash, cash equivalents, restricted cash, and restricted cash equivalents:
Net change from operating, investing, and financing activities	823	(47)
Effect of exchange rate changes	(314)	4
Beginning balance	1,044	608
Ending balance	$1,553	$565

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Second Quarter		First Six Months
(in millions)	2026	2025	2026	2025
Net sales
U.S. Refreshment Beverages	$2,925	$2,660	$5,524	$4,983
U.S. Coffee	918	948	1,775	1,825
KDP International	664	555	1,184	990
JDE Peet's	2,802	—	2,802	—
Total net sales	$7,309	$4,163	$11,285	$7,798

Income from operations
U.S. Refreshment Beverages	$857	$746	$1,578	$1,400
U.S. Coffee	149	233	309	435
KDP International	152	143	237	233
JDE Peet's	(62)	—	(62)	—
Unallocated corporate costs	(468)	(224)	(678)	(369)
Total income from operations	$628	$898	$1,384	$1,699

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the Company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment prior to its sale in the first quarter of 2025; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger and JDE Peet's Acquisition; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger and JDE Peet's Acquisition; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned), excluding costs related to the JDE Peet's Acquisition; (vii) non-cash changes in deferred tax liabilities related to goodwill and intangible assets as a result of tax rate or apportionment changes; and (viii) other certain items that are excluded for comparison purposes to prior year periods.
For the first six months of 2026, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring adjustments associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the Network Optimization program; (v) integration expenses associated with the Dyla acquisition; (vi) the change in our mandatory redemption liability for GHOST; (vii) acquisition, integration, and financing costs associated with the acquisition of JDE Peet's and subsequent spin of Global Coffee Co.; (viii) the impact of the step-up of acquired inventory associated with the JDE Peet's Acquisition; (ix) Legacy JDE Peet’s transformation activities and corporate actions; (x) Legacy JDE Peet’s ERP system implementation and upgrade expenses; (xi) Legacy JDE Peet’s losses and costs associated with divestitures; (xii) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (xii) the reassessment of the allocation of convertible preferred dividends for items affecting comparability.
The acquisition, integration, and financing costs associated with the acquisition of JDE Peet's and subsequent spin of Global Coffee Co. category includes (i) transaction costs; (ii) integration costs; (iii) costs to obtain proceeds to close the JDE Peet's Acquisition; (iv) costs to manage the FX risk associated with the purchase price, and (v) Day 1 post-combination share-based compensation expense associated with Legacy JDE Peet’s share awards. In connection with the acquisition of JDE Peet's, we entered into financing arrangements and incurred deferred financing costs associated with these agreements. Further, we executed certain FX forward contracts to protect against negative foreign exchange movement against the Euro-denominated purchase price prior to the close of the JDE Peet's Acquisition.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)
For the preferred dividends, the Preferred Investors are entitled to participate in dividends declared or paid on the common shares on an as-converted basis. Beginning in the second quarter of 2026, net income attributable to common shareholders is computed under the two-class method in periods when the Preferred Investors’ participation on an as-converted basis exceeds the preferred dividends related to the Convertible Preferred Stock. The reassessment of the allocation of convertible preferred dividends for items affecting comparability caption reflects any adjustment required if the adjusted net income attributable to KDP is used if the Preferred Investors’ participation on an as-converted basis exceeds the preferred dividends related to the Convertible Preferred Stock.
For the first six months of 2025, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the Network Optimization program; (v) the impact of the step-up of acquired inventory associated with the GHOST and Dyla acquisitions; (vi) integration expenses associated with the GHOST and Dyla acquisitions; (vii) the change in our mandatory redemption liability for GHOST; and (viii) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the second quarter and first six months of 2026 and 2025, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
Second Quarter of 2026
Reported	$3,066	41.9%	$628	8.6%
Items Affecting Comparability:
Productivity	—		10
Mark-to-market	7		39
Amortization of intangibles	—		124
Stock compensation	—		4
Non-routine legal matters	—		2
Restructuring - 2023 CEO Succession and Associated Realignment	—		—
Restructuring - Network Optimization	3		7
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	3		318
Integration of acquisitions, excluding JDE Peet’s	—		2
Inventory step-up	314		314
Transaction costs, excluding JDE Peet's	—		—
Legacy JDE Peet's transformation activities and corporate actions	3		19
Legacy JDE Peet's ERP system implementation and upgrade expenses	—		10
Legacy JDE Peet's losses and costs associated with divestitures	—		1
Adjusted	$3,396	46.5%	$1,478	20.2%
Impact of foreign currency		(0.1)%		—%
Constant currency adjusted		46.4%		20.2%

Second Quarter of 2025
Reported	$2,255	54.2%	$898	21.6%
Items Affecting Comparability:
Productivity	35		47
Mark-to-market	(4)		(6)
Amortization of intangibles	—		34
Stock compensation	—		4
Non-routine legal matters	—		5
Restructuring - 2023 CEO Succession and Associated Realignment	—		1
Restructuring - Network Optimization	—		10
Integration of acquisitions, excluding JDE Peet’s	1		28
Inventory step-up	2		2
Transaction costs, excluding JDE Peet's	—		5
Adjusted	$2,289	55.0%	$1,028	24.7%
Refer to pages A-11 and A-12 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other (income) expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Net income allocated to Preferred Investors	Diluted earnings per share
Second Quarter of 2026
Reported	$336	$(13)	$305	$95	31.1%	$142	$(82)	$0.04
Items Affecting Comparability:
Productivity	—	—	10	7		3		—
Mark-to-market	(2)	—	41	—		41		0.03
Amortization of intangibles	—	—	124	28		96		0.07
Stock compensation	—	—	4	2		2		—
Amortization of fair value of debt adjustment	(24)	—	24	6		18		0.01
Amortization of deferred financing costs	(2)	—	2	1		1		—
Non-routine legal matters	—	—	2	—		2		—
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	2		(2)		—
Restructuring - Network Optimization	—	—	7	3		4		—
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(3)	(5)	326	64		262		0.19
Change in mandatory redemption liability for GHOST	—	(22)	22	7		15		0.01
Integration of acquisitions, excluding JDE Peet’s	—	—	2	1		1		—
Inventory step-up	—	—	314	83		231		0.17
Transaction costs, excluding JDE Peet's	—	—	—	6		(6)		—
Legacy JDE Peet's transformation activities and corporate actions	—	—	19	—		19		0.01
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	10	2		8		0.01
Legacy JDE Peet's losses and costs associated with divestitures	—	—	1	—		1		—
Change in deferred tax liabilities related to goodwill and intangible assets	—	—	—	(27)		27		0.02
Adjusted	$305	$(40)	$1,213	$280	23.1%	$865	$(82)	$0.57
Impact of foreign currency					—%
Constant currency adjusted					23.1%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other (income) expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Net income allocated to Preferred Investors	Diluted earnings per share
Second Quarter of 2025
Reported	$180	$—	$718	$171	23.8%	$547	$—	$0.40
Items Affecting Comparability:
Productivity	—	—	47	12		35		0.03
Mark-to-market	(2)	—	(4)	(3)		(1)		—
Amortization of intangibles	—	—	34	10		24		0.02
Stock compensation	—	—	4	2		2		—
Amortization of fair value of debt adjustment	(4)	—	4	1		3		—
Amortization of deferred financing costs	(1)	—	1	—		1		—
Non-routine legal matters	—	—	5	2		3		—
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	1	—		1		—
Restructuring - Network Optimization	—		10	3		7		0.01
Change in mandatory redemption liability for GHOST	—	(29)	29	8		21		0.02
Integration of acquisitions, excluding JDE Peet’s	—	—	28	6		22		0.02
Inventory step-up	—		2	2		—		—
Transaction costs, excluding JDE Peet's	—	—	5	1		4		—
Change in deferred tax liabilities related to goodwill and intangible assets	—	—	—	(4)		4		—
Adjusted	$173	$(29)	$884	$211	23.9%	$673	$—	$0.49

Change - adjusted	76.3%					28.5%		16.3%
Impact of foreign currency	0.6%					(13.3)%		—%
Change - constant currency adjusted	76.9%					15.2%		16.3%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
INCOME FROM OPERATIONS - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	KDP International	JDE Peet's	Unallocated corporate costs	Total
Second Quarter of 2026
Reported - Income from Operations	$857	$149	$152	$(62)	$(468)	$628
Items Affecting Comparability:
Productivity	—	—	—	—	10	10
Mark-to-market	—	—	—	(27)	66	39
Amortization of intangibles	13	21	3	87	—	124
Stock compensation	—	—	—	—	4	4
Non-routine legal matters	—	—	—	—	2	2
Restructuring - Network Optimization	3	4	—	—	—	7
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—	51	—	72	195	318
Integration of acquisitions, excluding JDE Peet’s	1	—	—	—	1	2
Inventory step-up	—	—	—	314	—	314
Legacy JDE Peet's transformation activities and corporate actions	—	—	—	19	—	19
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	—	10	—	10
Legacy JDE Peet's losses and costs associated with divestitures	—	—	—	1	—	1
Adjusted - Income from Operations	$874	$225	$155	$414	$(190)	$1,478

Second Quarter of 2025
Reported - Income from Operations	$746	$233	$143	$—	$(224)	$898
Items Affecting Comparability:
Productivity	—	35	—	—	12	47
Mark-to-market	—	—	—	—	(6)	(6)
Amortization of intangibles	9	23	2	—	—	34
Stock compensation	—	—	—	—	4	4
Non-routine legal matters	—	—	—	—	5	5
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	—	1	1
Restructuring - Network Optimization	1	8	—	—	1	10
Integration of acquisitions, excluding JDE Peet’s	23	—	—	—	5	28
Inventory step-up	2	—	—	—	—	2
Adjusted - Income from Operations	$781	$299	$145	$—	$(197)	$1,028

Change - adjusted	11.9%	(24.7)%	6.9%	N/A	(3.6)%	43.8%
Impact of foreign currency	—%	—%	(6.9)%	N/A	(0.5)%	(0.9)%
Change - constant currency adjusted	11.9%	(24.7)%	—%	N/A	(4.1)%	42.9%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CHANGE IN NET SALES AND OPERATING MARGIN - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
Second Quarter of 2026
Change in net sales
U.S. Refreshment Beverages	10.0%	—%	10.0%
U.S. Coffee	(3.2)	—	(3.2)
KDP International	19.6	(7.2)	12.4
JDE Peet's	N/A	N/A	N/A
Total change in net sales	75.6	(1.0)	74.6

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
Second Quarter of 2026
Operating margin
U.S. Refreshment Beverages	29.3%	0.6%	29.9%	—%	29.9%
U.S. Coffee	16.2	8.3	24.5	—	24.5
KDP International	22.9	0.4	23.3	(0.1)	23.2
JDE Peet's	(2.2)	17.0	14.8	N/A	N/A
Total operating margin	8.6	11.6	20.2	—	20.2

	Reported	Items Affecting Comparability	Adjusted
Second Quarter of 2025
Operating margin
U.S. Refreshment Beverages	28.0%	1.4%	29.4%
U.S. Coffee	24.6	6.9	31.5
KDP International	25.8	0.3	26.1
JDE Peet's	N/A	N/A	N/A
Total operating margin	21.6	3.1	24.7

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
First Six Months of 2026
Reported	$5,164	45.8%	$1,384	12.3%
Items Affecting Comparability:
Productivity	1		24
Mark-to-market	(16)		(53)
Amortization of intangibles	—		161
Stock compensation	—		9
Non-routine legal matters	—		6
Restructuring - 2023 CEO Succession and Associated Realignment	—		1
Restructuring - Network Optimization	7		30
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	9		406
Integration of acquisitions, excluding JDE Peet’s	—		4
Inventory step-up	314		314
Legacy JDE Peet's transformation activities and corporate actions	3		19
Legacy JDE Peet's ERP system implementation and upgrade expenses	—		10
Legacy JDE Peet's losses and costs associated with divestitures	—		1
Adjusted	$5,482	48.6%	$2,316	20.5%
Impact of foreign currency		(0.1)%		—%
Constant currency adjusted		48.5%		20.5%

First Six Months of 2025
Reported	$4,240	54.4%	$1,699	21.8%
Items Affecting Comparability:
Productivity	60		79
Mark-to-market	(43)		(49)
Amortization of intangibles	—		68
Stock compensation	—		6
Non-routine legal matters	—		8
Restructuring - Network Optimization	1		12
Integration of acquisitions, excluding JDE Peet’s	1		31
Inventory step-up	17		17
Transaction costs, excluding JDE Peet's	—		4
Adjusted	$4,276	54.8%	$1,875	24.0%
Refer to pages A-16 and A-18 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other (income) expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Net income allocated to Preferred Investors	Diluted earnings per share
First Six Months of 2026
Reported	$617	$105	$662	$182	27.5%	$412	$(82)	$0.24
Items Affecting Comparability:
Productivity	—	—	24	10		14		0.01
Mark-to-market	(3)	—	(50)	(3)		(47)		(0.03)
Amortization of intangibles	—	—	161	35		126		0.09
Stock compensation	—	—	9	3		6		—
Amortization of fair value of debt adjustment	(27)	—	27	7		20		0.02
Amortization of deferred financing costs	(2)	—	2	1		1		—
Non-routine legal matters	—	—	6	1		5		—
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	1	2		(1)		—
Restructuring - Network Optimization	—	—	30	7		23		0.02
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(102)	(116)	624	101		523		0.38
Change in mandatory redemption liability for GHOST	—	(46)	46	12		34		0.02
Integration of acquisitions, excluding JDE Peet’s	—	—	4	1		3		—
Inventory step-up	—		314	83		231		0.17
Transaction costs, excluding JDE Peet's	—	—	—	6		(6)		—
Legacy JDE Peet's transformation activities and corporate actions	—	—	19	—		19		0.01
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	10	2		8		0.01
Legacy JDE Peet's losses and costs associated with divestitures	—	—	1	—		1		—
Change in deferred tax liabilities related to goodwill and intangible assets	—	—	—	(27)		27		0.02
Adjusted	$483	$(57)	$1,890	$423	22.4%	$1,399	$(82)	$0.97
Impact of foreign currency					—%
Constant currency adjusted					22.4%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other (income) expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Net income allocated to Preferred Investors	Diluted earnings per share
First Six Months of 2025
Reported	$328	$(7)	$1,378	$314	22.8%	$1,064	$—	$0.78
Items Affecting Comparability:
Productivity	—	—	79	18		61		0.05
Mark-to-market	21	(32)	(38)	(4)		(34)		(0.02)
Amortization of intangibles	—	—	68	16		52		0.04
Stock compensation	—	—	6	2		4		—
Amortization of fair value of debt adjustment	(8)	—	8	2		6		—
Amortization of deferred financing costs	(1)	—	1	—		1		—
Non-routine legal matters	—	—	8	2		6		—
Restructuring - Network Optimization	—	—	12	3		9		0.01
Change in mandatory redemption liability for GHOST	—	(40)	40	10		30		0.03
Integration of acquisitions, excluding JDE Peet’s	—	—	31	7		24		0.02
Inventory step-up	—	—	17	4		13		0.01
Transaction costs, excluding JDE Peet's	—	—	4	1		3		—
Change in deferred tax liabilities related to goodwill and intangible assets	—	—	—	(2)		2		—
Adjusted	$340	$(79)	$1,614	$373	23.1%	$1,241	$—	$0.91

Change - adjusted	42.1%					12.7%		6.6%
Impact of foreign currency	0.5%					(7.6)%		(2.3)%
Change - Constant currency adjusted	42.6%					5.1%		4.3%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
INCOME FROM OPERATIONS - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	KDP International	JDE Peet's	Unallocated corporate costs	Total
First Six Months of 2026
Reported - Income from Operations	$1,578	$309	$237	$(62)	$(678)	$1,384
Items Affecting Comparability:
Productivity	—	1	—	—	23	24
Mark-to-market	—	—	—	(27)	(26)	(53)
Amortization of intangibles	25	44	5	87	—	161
Stock compensation	—	—	—	—	9	9
Non-routine legal matters	—	—	—	—	6	6
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	—	1	1
Restructuring - Network Optimization	10	19	—	—	1	30
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—	51	—	72	283	406
Integration of acquisitions, excluding JDE Peet’s	3	—	—	—	1	4
Inventory step-up	—	—	—	314	—	314
Transaction costs, excluding JDE Peet's	—	—	—	—	—	—
Legacy JDE Peet's transformation activities and corporate actions	—	—	—	19	—	19
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	—	10	—	10
Legacy JDE Peet's losses and costs associated with divestitures	—	—	—	1	—	1
Adjusted - Income from Operations	$1,616	$424	$242	$414	$(380)	$2,316

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
INCOME FROM OPERATIONS - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	KDP International	JDE Peet's	Unallocated corporate costs	Total
First Six Months of 2025
Reported - Income from Operations	$1,400	$435	$233	$—	$(369)	$1,699
Items Affecting Comparability:
Productivity	—	60	—	—	19	79
Mark-to-market	—	—	—	—	(49)	(49)
Amortization of intangibles	16	47	5	—	—	68
Stock compensation	—	—	—	—	6	6
Non-routine legal matters	—	—	—	—	8	8
Restructuring - Network Optimization	1	10	—	—	1	12
Integration of acquisitions, excluding JDE Peet’s	23	—	—	—	8	31
Inventory step-up	17	—	—	—	—	17
Transaction costs, excluding JDE Peet's	—	—	—	—	4	4
Adjusted - Income from Operations	$1,457	$552	$238	$—	$(372)	$1,875

Change - adjusted	10.9%	(23.2)%	1.7%	N/A	2.2%	23.5%
Impact of foreign currency	—%	—%	(7.6)%	N/A	(0.6)%	(0.8)%
Change - constant currency adjusted	10.9%	(23.2)%	(5.9)%	N/A	1.6%	22.7%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CHANGE IN NET SALES AND OPERATING MARGIN - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
First Six Months of 2026
Change in net sales
U.S. Refreshment Beverages	10.9%	—%	10.9%
U.S. Coffee	(2.7)	—	(2.7)
KDP International	19.6	(8.9)	10.7
JDE Peet's	N/A	N/A	N/A
Total change in net sales	44.7	(1.1)	43.6

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
First Six Months of 2026
Operating margin
U.S. Refreshment Beverages	28.6%	0.7%	29.3%	—%	29.3%
U.S. Coffee	17.4	6.5	23.9	—	23.9
KDP International	20.0	0.4	20.4	—	20.4
JDE Peet's	(2.2)	17.0	14.8	N/A	N/A
Total operating margin	12.3	8.2	20.5	—	20.5

	Reported	Items Affecting Comparability	Adjusted
First Six Months of 2025
Operating margin
U.S. Refreshment Beverages	28.1%	1.1%	29.2%
U.S. Coffee	23.8	6.4	30.2
KDP International	23.5	0.5	24.0
JDE Peet's	N/A	N/A	N/A
Total operating margin	21.8	2.2	24.0

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant, and equipment, proceeds from sales of property, plant, and equipment, and certain items excluded for comparison to prior year periods. For the second quarter of 2026 and 2025, there were no certain items excluded for comparison to prior year periods.

	First Six Months
(in millions)	2026	2025
Net cash provided by operating activities	$1,176	$640
Purchases of property, plant, and equipment	(297)	(226)
Proceeds from sales of property, plant, and equipment	19	13
Free Cash Flow	$898	$427

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA COMBINED
(UNAUDITED)
The Company reports its financial results in accordance with U.S. GAAP. In this section, management has included pro forma EBITDA, pro forma adjusted EBITDA, and pro forma management leverage ratio, each of which is a non-GAAP financial measure. Management believes that these pro forma non-GAAP financial measures provide useful information about the Company’s pro forma operating results.
These pro forma non-GAAP financial measures are not an alternative to the unaudited pro forma statements of income prepared in accordance with U.S. GAAP and should be considered in addition to, and not as a substitute or superior to, such pro forma financial information. Using only the pro forma non-GAAP financial measures to analyze its performance would have material limitations because their calculation is based on our subjective determination regarding the nature and classification of events and circumstances that investors may find significant. For each of these pro forma non-GAAP financial measures, a reconciliation of the differences between the pro forma non-GAAP measure and the most directly comparable pro forma U.S. GAAP measure has been provided. As a result, the method used to calculate the Company's pro forma non-GAAP financial measures may differ from the methods used by other companies to calculate their non-GAAP measures.
Specifically, investors should consider the following with respect to our unaudited pro forma financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger and JDE Peet’s Acquisition; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger and JDE Peet’s Acquisition; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP or JDE Peet’s prior to the Acquisition; (vi) transaction costs for significant business combinations (completed or abandoned), excluding costs related to the JDE Peet’s Acquisition; (vii) non-cash changes in deferred tax liabilities related to goodwill and intangible assets as a result of tax rate or apportionment changes; and (viii) other certain items that are excluded for comparison purposes to prior year periods.
For the trailing twelve months ended June 30, 2026, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) costs related to significant non-routine legal matters, including the antitrust litigation; (iii) restructuring expenses associated with the Network Optimization program; (iv) restructuring adjustments associated with the 2023 CEO Succession and Associated Realignment; (v) impairment of intangible assets; (vi) legacy JDE Peet’s transformation activities and corporate actions; (vii) legacy JDE Peet’s ERP system implementation and upgrade expenses; (viii) activity related to JDE Peet’s total return equity swaps, which were not representative of the Company’s go-forward activities; (ix) the impact of the step-up of acquired inventory associated with the acquisitions of JDE Peet’s and Dyla; (x) integration expenses associated with the GHOST and Dyla acquisitions; (xi) the change in our mandatory redemption liability for GHOST; (xii) acquisition, integration, and financing costs associated with the anticipated acquisition of JDE Peet's and subsequent spin of Global Coffee Co; (xiii) legacy JDE Peet’s impacts from prior acquisitions; and (xiv) legacy JDE Peet's losses and costs associated with divestitures.
Pro Forma Adjusted EBITDA. Pro Forma Adjusted EBITDA is defined as Pro Forma EBITDA, as adjusted for items affecting comparability as described above. Pro Forma EBITDA is defined as Net income as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Pro Forma Adjusted EBITDA is useful for investors in evaluating the Company’s operating results and understanding the Company’s operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Pro Forma Management Leverage Ratio. Pro Forma Management leverage ratio is defined as the Company’s total unaudited pro forma principal amounts of Long-term obligations less cash and cash equivalents, divided by Pro Forma Adjusted EBITDA. Management believes that the Pro Forma Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company’s ability to meet its financial obligations.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
PRO FORMA ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)	Last Twelve Months
PRO FORMA ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Pro forma net income	$1,726
Pro forma interest expense, net	1,458
Pro forma provision for income taxes	285
Pro forma depreciation expense	720
Pro forma other amortization	179
Pro forma amortization of intangibles	491
Pro forma EBITDA	4,859
Items affecting comparability:
Productivity	$110
Mark-to-market	(126)
Stock compensation	27
Non-routine legal matters	19
Restructuring - 2023 CEO Succession and Associated Realignment	2
Restructuring - Network Optimization	71
Impairment of intangible assets	80
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	789
Change in mandatory redemption liability for GHOST	220
Integration of acquisitions, excluding JDE Peet’s	13
Inventory step-up	314
Transaction costs, excluding JDE Peet's	10
Legacy JDE Peet's transformation activities and corporate actions	205
Legacy JDE Peet's ERP system implementation and upgrade expenses	34
Legacy JDE Peet's total return equity swaps	(175)
Legacy JDE Peet's prior acquisition impacts	151
Legacy JDE Peet's losses and costs associated with divestitures	8
Pro forma Adjusted EBITDA	$6,611

June 30,
2026
Principal amounts of:
Commercial paper notes	$1,978
Senior unsecured notes	25,222
Delayed draw term loan	3,185
Total principal amounts	30,385
Less: Cash and cash equivalents	1,517
Total principal amounts less cash and cash equivalents	$28,868

June 30, 2026 Pro forma Management Leverage Ratio	4.4

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
PRO FORMA ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	Third Quarter of 2025	Fourth Quarter of 2025	First Quarter of 2026	Second Quarter of 2026	Last Twelve Months
Pro forma net income	$882	$355	$279	$210	$1,726
Pro forma interest expense, net	323	383	416	336	1,458
Pro forma provision for income taxes	216	48	(74)	95	285
Pro forma depreciation expense	170	175	167	208	720
Pro forma other amortization	54	43	34	48	179
Pro forma amortization of intangibles	120	123	124	124	491
Pro forma EBITDA	$1,765	$1,127	$946	$1,021	$4,859
Items affecting comparability:
Productivity	$31	$56	$13	$10	$110
Mark-to-market	(82)	26	(109)	39	(126)
Stock compensation	6	8	9	4	27
Non-routine legal matters	9	4	4	2	19
Restructuring - 2023 CEO Succession and Associated Realignment	—	1	1	—	2
Restructuring - Network Optimization	26	15	23	7	71
Impairment of intangible assets	1	79	—	—	80
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	58	188	220	323	789
Change in mandatory redemption liability for GHOST	20	154	24	22	220
Integration of acquisitions, excluding JDE Peet’s	4	5	2	2	13
Inventory step-up	—	—	—	314	314
Transaction costs, excluding JDE Peet's	2	8	—	—	10
Legacy JDE Peet's transformation activities and corporate actions	17	112	57	19	205
Legacy JDE Peet's ERP system implementation and upgrade expenses	6	8	10	10	34
Legacy JDE Peet's total return equity swaps	(160)	(15)	—	—	(175)
Legacy JDE Peet's prior acquisition impacts	—	—	151	—	151
Legacy JDE Peet's losses and costs associated with divestitures	—	2	5	1	8
Pro forma Adjusted EBITDA	$1,703	$1,778	$1,356	$1,774	$6,611

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CONDENSED COMBINED STATEMENT OF INCOME - PRO FORMA
(UNAUDITED)

	KDP Historical (As Reported)	Historical JDE Peet's as Converted	Transaction Accounting Adjustments	Note	Pro Forma Combined
Third Quarter of 2025
Net sales	$4,306	$2,600	$(2)	(a)	$6,904
Cost of sales	1,966	1,674	(23)	(b)	3,617
Gross profit	2,340	926	21		3,287
Selling, general, and administrative expenses	1,344	657	61	(c)	2,062
Impairment of intangible assets	—	1	—		1
Other operating expense (income), net	1	(13)	—		(12)
Income from operations	995	281	(40)		1,236
Interest expense, net	188	21	114	(d), (e)	323
Other income, net	(45)	(140)	—		(185)
Income before provision for income taxes	852	400	(154)		1,098
Provision for income taxes	190	61	(35)	(f), (g), (h)	216
Net income	$662	$339	$(119)		$882

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
HISTORICAL JDE PEET'S STATEMENT OF INCOME
(UNAUDITED)

KDP (As Reported) Presentation	Historical JDE Peet's Presentation	Historical JDE Peet's (Euro)	Reclassifications (Euro)	Historical Reclassified JDE Peet's (Euro)	Accounting Policy and Conversion Adjustments (Euro)	Note	Historical Reclassified and Converted Total (Euro)	Historical JDE Peet's (USD)
Third Quarter of 2025
Net sales				2,227	(2)	iv, vii	2,225	2,600
	Revenue	2,227	—
Cost of sales				1,462	(29)	iv, v, vi	1,433	1,674
	Cost of sales	1,462	—
Gross profit	Gross profit	765	—	765	27		792	926
Selling, general, and administrative expenses				530	32	ii, iv, v, vii	562	657
	Selling, general, and administrative expenses	531	(1)
Impairment of intangible assets				1	—	vii	1	1
	Selling, general, and administrative expenses	—	1
Other operating income, net				—	(11)	v, vii, viii	(11)	(13)
	Selling, general, and administrative expenses	—	—
Income from operations	Operating profit	234	—	234	6		240	281
Interest expense, net				(85)	103	iii, iv, v, vi, vii, viii	18	21
	Finance income	(25)	4
	Finance expense	(71)	7
Other income, net				(11)	(109)	i, iii, iv, vii	(120)	(140)
	Finance expense	—	(11)
Income before provision for income taxes	Profit before income taxes	330	—	330	12		342	400
Provision for income taxes				47	5	i, ii, iii, iv, v, vi, viii	52	61
	Income tax expense	47	—
Net income	Profit for the period	283	—	283	7		290	339

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
Third Quarter of 2025
Pro forma	$3,287	47.6%	$1,236	17.9%
Items Affecting Comparability:
Productivity	35		47
Mark-to-market	(69)		(82)
Amortization of intangibles	—		26
Stock compensation	—		6
Non-routine legal matters	—		9
Restructuring - Network Optimization	1		26
Impairment of intangible assets	—		1
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—		68
Integration of acquisitions, excluding JDE Peet’s	—		4
Transaction costs, excluding JDE Peet's	—		2
Legacy JDE Peet's transformation activities and corporate actions	—		17
Legacy JDE Peet's ERP system implementation and upgrade expenses	—		6
Pro forma Adjusted	$3,254	47.1%	$1,366	19.8%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other income, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income
Third Quarter of 2025
Pro forma	$323	$(185)	$1,098	$216	19.7%	$882
Items Affecting Comparability:
Productivity	—	—	47	14		33
Mark-to-market	(7)	—	(75)	(14)		(61)
Amortization of intangibles	—	—	26	8		18
Stock compensation	—	—	6	3		3
Amortization of fair value of debt adjustment	(3)	—	3	1		2
Non-routine legal matters	—	—	9	2		7
Restructuring - Network Optimization	—	—	26	7		19
Impairment of intangible assets	—	—	1	—		1
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(5)	28	45	14		31
Change in mandatory redemption liability for GHOST	—	(20)	20	5		15
Integration of acquisitions, excluding JDE Peet’s	—	—	4	(3)		7
Inventory step-up	—	—	—	(3)		3
Transaction costs, excluding JDE Peet's	—	—	2	(6)		8
Legacy JDE Peet's transformation activities and corporate actions	—	—	17	4		13
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	6	1		5
Legacy JDE Peet's total return equity swaps	—	160	(160)	—		(160)
Pro forma Adjusted	$308	$(17)	$1,075	$249	23.2%	$826

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CONDENSED COMBINED STATEMENT OF INCOME - PRO FORMA
(UNAUDITED)

	KDP Historical (As Reported)	Historical JDE Peet's as Converted	Transaction Accounting Adjustments	Note	Pro Forma Combined
Fourth Quarter of 2025
Net sales	$4,499	$3,081	$(46)	(a)	$7,534
Cost of sales	2,080	2,109	(23)	(b)	4,166
Gross profit	2,419	972	(23)		3,368
Selling, general, and administrative expenses	1,459	734	106	(c)	2,299
Impairment of intangible assets	78	1	—		79
Other operating expense, net	1	29	—		30
Income from operations	881	208	(129)		960
Interest expense, net	238	31	114	(d), (e)	383
Other expense (income), net	186	(12)	—		174
Income before provision for income taxes	457	189	(243)		403
Provision for income taxes	104	15	(71)	(f), (g), (h)	48
Net income	$353	$174	$(172)		$355

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
HISTORICAL JDE PEET'S STATEMENT OF INCOME
(UNAUDITED)

KDP (As Reported) Presentation	Historical JDE Peet's Presentation	Historical JDE Peet's (Euro)	Reclassifications (Euro)	Historical Reclassified JDE Peet's (Euro)	Accounting Policy and Conversion Adjustments (Euro)	Note	Historical Reclassified and Converted Total (Euro)	Historical JDE Peet's (USD)
Fourth Quarter of 2025
Net sales				2,649	(2)	iv, vii	2,647	3,081
	Revenue	2,649	—
Cost of sales				1,854	(42)	iv, v, vi	1,812	2,109
	Cost of sales	1,854	—
Gross profit	Gross profit	795	—	795	40		835	972
Selling, general, and administrative expenses				637	(6)	ii, iv, v, vii	631	734
	Selling, general, and administrative expenses	674	(37)
Impairment of intangible assets				1	—		1	1
	Selling, general, and administrative expenses	—	1
Other operating expense (income), net				33	(8)	v, vii, viii	25	29
	Selling, general, and administrative expenses	—	33
Income from operations	Operating profit	121	3	124	54		178	208
Interest expense, net				57	(30)	iii, iv, v, vi, vii, viii	27	31
	Finance income	(323)	6
	Finance expense	318	56
Other (income) expense, net				(54)	44	i, iii, iv, vii	(10)	(12)
	Selling, general, and administrative expenses	—	2
	Finance expense	—	(56)
	Share of net profit (loss) of associates	5	(5)
Income before provision for income taxes	Profit before income taxes	121	—	121	40		161	189
Provision for income taxes				24	(11)	i, ii, iii, iv, v, vi, viii	13	15
	Income tax expense	24	—
Net income attributable to KDP	Profit for the period	97	—	97	51		148	174

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
Fourth Quarter of 2025
Pro forma	$3,368	44.7%	$960	12.7%
Items Affecting Comparability:
Productivity	41		55
Mark-to-market	14		26
Amortization of intangibles	—		15
Stock compensation	—		8
Non-routine legal matters	—		4
Restructuring - 2023 CEO Succession and Associated Realignment	—		1
Restructuring - Network Optimization	2		24
Impairment of intangible assets	—		79
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—		45
Integration of acquisitions, excluding JDE Peet’s	—		5
Transaction costs, excluding JDE Peet's	—		8
Legacy JDE Peet's transformation activities and corporate actions	—		112
Legacy JDE Peet's ERP system implementation and upgrade expenses	—		8
Pro forma Adjusted	$3,425	45.5%	$1,350	17.9%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income
Fourth Quarter of 2025
Pro forma	$383	$174	$403	$48	11.9%	$355
Items Affecting Comparability:
Productivity	—	—	55	12		43
Mark-to-market	(44)	—	70	9		61
Amortization of intangibles	—	—	15	2		13
Stock compensation	—	—	8	1		7
Amortization of fair value of debt adjustment	(4)	—	4	1		3
Non-routine legal matters	—	—	4	1		3
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	1	—		1
Restructuring - Network Optimization	—	—	24	5		19
Impairment of intangible assets	—	—	79	19		60
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(18)	(51)	114	12		102
Change in mandatory redemption liability for GHOST	—	(154)	154	37		117
Integration of acquisitions, excluding JDE Peet’s	—	—	5	5		—
Inventory step-up	—	—	—	1		(1)
Transaction costs, excluding JDE Peet's	—	—	8	23		(15)
Legacy JDE Peet's transformation activities and corporate actions	—	—	112	31		81
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	8	2		6
Legacy JDE Peet's total return equity swaps	—	15	(15)	—		(15)
Legacy JDE Peet's losses and costs associated with divestitures	—	(2)	2	1		1
Pro forma Adjusted	$317	$(18)	$1,051	$210	20.0%	$841

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CONDENSED COMBINED STATEMENT OF INCOME - PRO FORMA
(UNAUDITED)

	KDP Historical (As Reported)	Historical JDE Peet's as Converted	Transaction Accounting Adjustments	Note	Pro Forma Combined
First Quarter of 2026
Net sales	$3,976	$2,864	$(21)	(a)	$6,819
Cost of sales	1,878	2,011	(24)	(b)	3,865
Gross profit	2,098	853	3		2,954
Selling, general, and administrative expenses	1,342	816	69	(c)	2,227
Income from operations	756	37	(66)		727
Interest expense, net	281	32	103	(d), (e)	416
Other expense (income), net	118	(12)	—		106
Income before provision for income taxes	357	17	(169)		205
Provision for income taxes	87	(115)	(46)	(f), (g), (h)	(74)
Net income	$270	$132	$(123)		$279

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
HISTORICAL JDE PEET'S STATEMENT OF INCOME
(UNAUDITED)

KDP (As Reported) Presentation	Historical JDE Peet's Presentation	Historical JDE Peet's (Euro)		Reclassifications (Euro)	Historical Reclassified JDE Peet's (Euro)	Accounting Policy and Conversion Adjustments (Euro)	Note	Historical Reclassified and Converted Total (Euro)	Historical JDE Peet's (USD)
First Quarter of 2026
Net sales					2,447	(2)	vi	2,445	2,864
	Revenue	2,447		—
Cost of sales					1,749	(32)	vi	1,717	2,011
	Cost of sales	1,749		—
Gross profit	Gross profit	698		—	698	34		732	857
Selling, general, and administrative expenses					711	(14)	ii, v, vii	697	816
	Selling, general, and administrative expenses	720		(9)
Other operating expense (income), net					9	(9)	vii, viii	—	—
	Selling, general, and administrative expenses	—		9
Income from operations	Operating profit	(22)		—	(22)	57		35	40
Interest expense, net					20	7	iii, v, vi, vii, viii	27	32
	Finance income	(27)		5
	Finance expense	37		5
Other (income) expense, net					(10)	—	i, iii, vii	(10)	(12)
	Finance income	—		(5)
	Finance expense	—		(5)
Income before provision for income taxes	Profit before income taxes	(12)		—	(32)	47		15	17
Provision for income taxes					(96)	(2)	i, ii, iii, vi, viii	(98)	(115)
	Income tax expense	(96)	—	—
Net income	Profit for the period	(12)		—	64	49		113	132

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
First Quarter of 2026
Pro forma Consolidated	$2,954	43.3%	$727	10.7%
Items Affecting Comparability:
Productivity	1		14
Mark-to-market	(40)		(109)
Amortization of intangibles	—		14
Stock compensation	—		9
Non-routine legal matters	—		4
Restructuring - 2023 CEO Succession and Associated Realignment	—		1
Restructuring - Network Optimization	4		23
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	6		89
Integration of acquisitions, excluding JDE Peet’s	—		2
Legacy JDE Peet's transformation activities and corporate actions	—		57
Legacy JDE Peet's ERP system implementation and upgrade expenses	—		10
Legacy JDE Peet's prior acquisition impacts	—		151
Pro forma Adjusted	$2,925	42.9%	$992	14.5%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income
First Quarter of 2026
Pro forma Consolidated	$416	$106	$205	$(74)	(36.1)%	$279
Items Affecting Comparability:
Productivity	—	—	14	3		11
Mark-to-market	(1)	—	(108)	(7)		(101)
Amortization of intangibles	—	—	14	2		12
Stock compensation	—	—	9	6		3
Amortization of fair value of debt adjustment	(3)	—	3	1		2
Non-routine legal matters	—	—	4	1		3
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	1	—		1
Restructuring - Network Optimization	—	—	23	4		19
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(99)	(111)	299	39		260
Change in mandatory redemption liability for GHOST	—	(24)	24	5		19
Integration of acquisitions, excluding JDE Peet’s	—	—	2	—		2
Legacy JDE Peet's transformation activities and corporate actions	—	—	57	11		46
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	10	2		8
Legacy JDE Peet's prior acquisition impacts	—	—	151	155		(4)
Legacy JDE Peet's losses and costs associated with divestitures	—	(5)	5	1		4
Pro forma Adjusted	$313	$(34)	$713	$149	20.9%	$564

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
TRANSACTION ACCOUNTING ADJUSTMENTS - PRO FORMA
(UNAUDITED)
The following adjustments have been made to prepare the unaudited pro forma financial information to give the effect to the following:
•Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”), where assets and liabilities of JDE Peet’s will be recorded by KDP at their respective fair values at the date of completion of the JDE Peet's Acquisition;
•Adjustments to reflect the following debt and equity transactions used to raise proceeds for the JDE Peet's Acquisition;
▪Delayed Draw Term Loan of $3.6 billion.
▪Senior Unsecured Notes of approximately $6 billion.
▪JV Investment of $4 billion.
▪Issuance of Convertible Preferred Stock of $4.5 billion.
•Adjustments to reflect transactions costs in connection with the JDE Peet's Acquisition; and
•Adjustments to reflect the related tax effects for the preliminary pro forma adjustments.
Acquisition Adjustments:
(a)Elimination of Net sales between KDP and JDE Peet’s as part of the JDE Peet’s Acquisition. The transactions are assumed to be at-market.
(b)Reflects the adjustments to Cost of sales related to (i) preliminary fair value step-up adjustment to inventory, which is reflected in Cost of sales during the year as the related inventory is expected to be sold within twelve months following the closing of the JDE Peet’s Acquisition, (ii) the removal of JDE Peet’s historical amortization and depreciation expense recorded within Cost of sales during the period, (iii) the addition of depreciation expense recorded within Cost of sales from acquired Property, plant, and equipment and (iv) elimination of Cost of sales between KDP and JDE Peet’s that are eliminated as part of the JDE Peet’s Acquisition (the transactions are assumed to be at-market).
(c)Reflects the adjustments to Selling, general, and administrative expenses (“SG&A”), (i) including the removal of JDE Peet’s portion of historical amortization and depreciation expense recorded in SG&A, (ii) the addition of amortization expense related to definite-lived brands, customer and distributor relationships, and acquired technology recorded within SG&A, (iii) the addition of depreciation expense related to Property, plant, and equipment, (iv) recognition of expenses for estimated transaction costs and (v) recognition of post combination stock-based compensation expense. KDP is still in the process of evaluating the fair value of the definite-lived intangible assets. Any resulting change in the fair value would have a direct impact on amortization expense. The amortization of definite-lived intangible assets is calculated on a straight-line basis. The amortization is based on the periods over which the economic benefits of the intangible assets are expected to be realized, which are subject to adjustment as additional information becomes available.
(d)Reflects the adjustment to Interest expense, net related to the preliminary fair value adjustment to JDE Peet’s historical debt.
(e)Reflects the Interest expense and amortization of issuance costs related to the Debt Financing Transactions in connection with the JDE Peet’s Acquisition:

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
TRANSACTION ACCOUNTING ADJUSTMENTS - PRO FORMA
(UNAUDITED)
(f)To record the income tax impact of the pro forma transaction accounting adjustments, excluding non-deductible transaction costs and non-deductible stock compensation, utilizing the blended statutory income tax rates, based on regional pre-tax data provided, of approximately 25% for the three months ended March 31, 2026, December 31, 2025 and September 30, 2025. Deductibility of estimated transaction costs was analyzed under US income tax law. Transaction costs deemed facilitative are non-deductible for US federal income tax purposes. Stock compensation is non-deductible under Netherlands local tax law and therefore, no tax benefit has been recorded as a pro forma income tax adjustment. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the JDE Peet’s Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.
(g)Represents the estimated tax impact of income allocated from a taxable entity to a non-taxable entity related to non-controlling interest within the Pod Manufacturing JV, which is not subject to federal income tax.
(h)Represents certain nonrecurring tax expenses related to implementing the Pod Manufacturing JV investment structure, including withholding taxes and the recognition of a valuation allowance on specific deferred tax assets.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
ACCOUNTING POLICY AND CONVERSION ADJUSTMENTS - PRO FORMA
(UNAUDITED)
The historical financial statements of JDE Peet’s have been converted from IFRS to U.S. GAAP. As IFRS differs in certain respects from U.S. GAAP, the following adjustments have been made to align JDE Peet’s historical accounting policies under IFRS to KDP’s accounting policies under U.S. GAAP for purposes of this pro forma presentation:
(i)Record the difference in pension accounting treatment from IFRS Accounting Standards to U.S. GAAP, and corresponding deferred tax adjustment.
(ii)Reflect the tax effects of adjustments made to conform with U.S. GAAP, including items related to intra-entity transfers of inventory, recognition of deferred taxes on non-qualifying assets, the reversal of backward tracing, outside basis differences, and uncertain tax positions.
(iii)Reflect the impact of business combination foreign exchange and fair value interest rate hedges not eligible for hedge accounting under U.S. GAAP, reclassifying amounts from other comprehensive income to the statement of income.
(iv)Reflect difference in hyperinflationary accounting from IFRS Accounting Standards to U.S. GAAP for operations in Turkey. Under U.S. GAAP, the financial statements of a foreign operation in a highly inflationary economy are remeasured as if the parent’s reporting currency were its functional currency.
(v)Reclassify the operating lease amortization expense and finance charges to operating lease cost. Under U.S. GAAP, lessees distinguish between finance leases and operating leases for reporting purposes. For operating leases, the right-of-use asset and corresponding lease liability are recognized on the balance sheet, and the related lease expense is presented on a straight-line basis.
(vi)Record the impact of accounting for leases embedded in revenue arrangements under U.S. GAAP. U.S. GAAP uses a rule-based classification model to categorize lessor leases as either operating, direct financing, or sales-type leases. The adjustment reclassifies certain leases from operating leases under IFRS Accounting Standards to sales-type leases under U.S. GAAP.
(vii)Reflect the reclassifications of historical JDE Peet’s financial statement line items to conform to the expected financial statement line items of the combined company following the JDE Peet’s Acquisition.
(viii)Reflect the reclassification of certain trade payables as structured payables in order to conform to KDP’s accounting policy along with the corresponding reclassification of related expenses in the statement of income.